Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Healthcare Trust III, Inc. to Sell Substantially All Assets to Healthcare Trust, Inc. for Approximately $120 Million and Liquidate

In an All-cash Transaction Valued at $120 million, Shareholders Will Realize Liquidity.

New York, New York, June 19, 2017 – American Realty Capital Healthcare Trust III, Inc. (the “Company”) announced today that the special committee of the board of directors unanimously approved the sale of substantially all of the Company’s assets to Healthcare Trust, Inc. (“HTI”) for approximately $120 million. Following the closing of the transaction, the Company expects to liquidate and dissolve.

The special committee of the Company’s board of directors, which consists solely of the independent members of the board of directors, was formed to identify, examine, and consider a range of strategic alternatives and has approved the transaction, subject to the approval of the Company’s stockholders of the transaction and the Company’s liquidation following the transaction.

Sue Perrotty, Chair of the Board and Lead Independent Director of the Company, explained, “The board of directors of the Company formed the special committee, which consists of the independent members of the board, to identify, examine, and consider a range of strategic alternatives. After an extensive, 12-month-plus process, the special committee feels the asset sale to HTI is the best option to maximize shareholder value. The all-cash transaction provides liquidity to shareholders and the institutional buyer serves to mitigate any execution risk.”

Strategic and Financial Benefits of the Transaction

•	Full-Cycle Liquidity Event: Transaction provides Company shareholders with a full cycle liquidity event.

•	All-Cash Transaction: Company shareholders receive liquidity in an all-cash transaction. Any distributions of the proceeds from the transaction made to stockholders will be subject to payment or provision for the Company’s remaining liabilities and obligations. The Company cannot predict the amount or timing of any liquidating distributions to its stockholders.

•	Reduced Future Risks Associated with Business Operations, Liquidity Events, and Distribution Levels: Given its inefficient size and unsustainable operations on a long-term basis, an all-cash liquidity event reduces risks associated with 1) ongoing business operations, 2) the execution of a successful liquidity event in the future, and 3) future distributions.

•	Institutional Buyer Mitigates Execution Risk: As a large institutional buyer with a conservatively levered balance sheet, HTI mitigates execution risk for Company shareholders. The Company and HTI each are sponsored and advised by affiliates of AR Global Investments, LLC.

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•	Shareholder Approval Required: The transaction requires approval from Company shareholders of the transaction and the Company’s plan of liquidation.

•	Maximizes Value: The Special Committee completed a thorough strategic review process evaluating all options and is prepared to move forward with the proposed transaction to maximize shareholder value.

Terms of the Transaction and Timing

Under the terms of the agreement, the Company will sell substantially all of its assets to HTI for $120 million, less the principal balance of an outstanding mortgage loan on one of the Company’s properties that will either be assumed by HTI or repaid by the Company at closing and associated costs. $6 million of this amount will be deposited into an escrow account at closing and will be released in installments following the closing date. The total amount payable at closing is subject to customary prorations and closing adjustments in accordance with the terms of the agreement.

The agreement provides that the Company will pay a termination fee of $3.6 million to HTI if the Company enters into a strategic transaction other than this transaction or if the Company’s board of directors changes its recommendation regarding this transaction. The Company has agreed to reimburse up to $850,000 of certain of HTI’s transaction-related expenses in the event that the agreement is terminated because the Company’s stockholders do not approve the transaction.

Completion of the transaction is subject to the approval of the Company’s stockholders of the transaction and the Company’s liquidation as well as satisfying customary closing conditions. The transaction is expected to close in the third or fourth quarter of 2017.

Financial Advisors

SunTrust Robinson Humphrey, Inc. is serving as exclusive financial advisor to the Company’s special committee. Shapiro Sher Guinot & Sandler is serving as legal counsel to the Company’s special committee.

KeyBanc Capital Markets Inc. is serving as exclusive financial advisor to HTI’s special committee. Arnold & Porter Kaye Scholer LLP is serving as legal counsel to HTI’s special committee.

Proskauer Rose LLP is serving as outside legal counsel to both the Company and HTI.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company expects to prepare and file with the SEC a proxy statement. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

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Investors may obtain free copies of the proxy statement and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://www.thehealthcarereit3.com/.

The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 28, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company using the sources indicated above.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the Company’s ability to complete the transactions, which are subject to conditions, on their current terms or at all; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the Company; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017 as amended on April 28, 2017 as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Media Inquiries: Tim Cifelli, President, DDCworks, tcifelli@ddcworks.com, (484) 342-3600; or Todd Jensen, Interim Chief Executive Officer and President, (212) 415-6500.

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